                                                                    EXHIBIT 10.4

                           STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT, dated as of the date of acceptance set forth below, is entered into by and between CHATCOM, INC., a California corporation, with headquarters located at 9600 Topanga Canyon Boulevard, Chatsworth, California (the "Company"), and the undersigned (the "Buyer").

                             W I T N E S S E T H:

     WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon exemptions from securities registration afforded under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act") and/or Sections 4(2) and 3(b) of the 1933 Act; and

     WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, Series E Convertible Redeemable Preferred Stock, no par value per share (the "Preferred Stock"), of the Company which will be convertible into shares of Common Stock, no par value per share (the "Common Stock"), of the Company upon the terms and subject to the conditions of such Preferred Stock (the Common Stock and Preferred Stock sometimes referred to herein as "Securities"), and subject to acceptance of this Agreement by the Company;

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.  AGREEMENT TO PURCHASE; PURCHASE PRICE.

     a. PURCHASE. The undersigned hereby agrees to purchase from the Company Preferred Stock of the Company, in the amount set forth on the signature page of this Agreement, out of a total offering of $1,700,000 of Preferred Stock, and having the terms and conditions set forth in the Certificate of Determination attached hereto as ANNEX I. The purchase price for the Preferred Stock shall be $1,000 per share.

     b. FORM OF PAYMENT. The Buyer shall pay the purchase price for the Preferred Stock by delivering immediately available good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as Annex II (the "Joint Venture Instructions") as set forth below. Promptly following payment by the Buyer to the Escrow Agent of the purchase price of the Preferred Stock, the Company shall deliver a Certificate for the Preferred Stock duly executed on behalf of the Company, to the Escrow Agent. By signing this Agreement, the Buyer and the Company, and subject to acceptance by the Escrow Agent, each agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

          c. METHOD OF PAYMENT. Payment into escrow of the purchase price for the Preferred Stock shall be made by wire transfer of funds to:

              Bank of New York
              350 Fifth Avenue
              New York, New York 10001

              ABA# 021000018
              or credit to the account of Krieger & Prager, Esqs.
              Account No. 105-0036843

Not later than 1:00 p.m., New York time, on the date which is three (3) NASDAQ trading days after the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Escrow Agent by facsimile, the Buyer shall deposit with the Escrow Agent the aggregate purchase price for the Preferred Stock, in currently available funds. Time is of the essence with respect to such payment, and failure by the Buyer to make such payment, shall allow the Company to cancel this Agreement.

          2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

          The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

          a. The Buyer is purchasing the Preferred Stock and will be acquiring the shares of Common Stock issuable upon conversion of the Preferred Stock for its own account for investment only and not with a view towards the resale, public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof;

          b. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), and (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Preferred Stock;

          c. All subsequent offers and sales of the Preferred Stock and the shares of Common Stock issuable upon conversion of, or issued as dividends on, the Preferred Stock (the "Shares" and, together with the Preferred Stock, the "Securities") by the Buyers shall be made pursuant to registration of the Shares under the 1933 Act or with respect to the Preferred Stock pursuant to an exemption from registration;

          D. The Buyer understands that the Preferred Stock is being offered and sold, and the Shares are being offered, to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Preferred Stock and to receive an offer of the Shares;

          E. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Stock and the offer of the Shares which have been requested by the Buyer, including ANNEX V hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-KSB for the fiscal year ended March 30, 1997, together with all amendments filed thereto through the date hereof, (2) Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1997, together with all amendments filed thereto through the date hereof, and (3) Form 8-K filed on June 30, 1997 (the "Company's SEC Documents").

          F. The Buyer understands that its investment in the Securities involves a high degree of risk;

          G. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities;

          H. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

          I. Neither Buyer, nor any affiliate of Buyer, has any present intention of entering into, or will enter into any put option, short position, or other similar position with respect to the Preferred Stock or the Shares.

          J. Notwithstanding the provisions hereof, in no event (except with respect to an Event of Mandatory Conversion) shall the holder be entitled to convert any Preferred Stock in excess of that number of shares upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Buyer and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Preferred Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Buyer and its affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of such proviso.

          3.  COMPANY REPRESENTATIONS, ETC.

          Except as disclosed in Annex V, delivered in writing to the Buyer, the Company represents and warrants to the Buyer that:

          A. CONCERNING THE SHARES. The Shares have been duly authorized and, when issued upon conversion of, or as dividends on, the Preferred Stock, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Common Shares.

          B. REPORTING COMPANY STATUS. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and is duly qualified as a foreign corporation in all jurisdictions other than New York and Illinois, in which the failure to so qualify would have a material adverse effect on the business, condition (financial or otherwise), properties or results of operations of the Company and its subsidiaries taken as a whole. The Company has registered its Common Stock pursuant to Section 12 of the Exchange Act, and the Common Stock is listed and traded on the Nasdaq/Small Cap Market. The Company has timely filed all material required to be filed pursuant to all reporting obligations under either Section 13(a) or 15(d) of the Exchange Act for a period of at least twelve (12) months immediately preceding the offer or sale of the Preferred Stock, and has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing.

          C. AUTHORIZED SHARES. The Company has legally available sufficient authorized and unissued Shares as may be reasonably necessary to effect the conversion of the Preferred Stock, if the Preferred Stock were converted on the date hereof.

          D. STOCK PURCHASE AGREEMENT; REGISTRATION RIGHTS AGREEMENT AND STOCK. This Agreement and the Registration Rights Agreement, the form of which is attached hereto as ANNEX IV (the "Registration Rights Agreement"), have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Registration Rights Agreement, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity, the indemnification provisions of the Registration Rights Agreement, and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally; and the Securities will be duly and validly issued, fully paid and non-assessable when delivered on behalf of the Company upon payment therefor in accordance with this Agreement, subject to general principles of equity and to bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally.

          E. NON-CONTRAVENTION. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Registration Rights Agreement, and the Preferred Stock do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of the Company, or any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, or any material existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein.

          F. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the Stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

          G. SEC FILINGS. None of the Company's SEC Documents with the Securities and Exchange Commission since January 1, 1996 contained, at the time they were filed, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. The Company has since January 1, 1997 timely filed all requisite forms, reports and exhibits thereto with the Securities and Exchange Commission (the "SEC").

          H. ABSENCE OF CERTAIN CHANGES. Since January 1, 1997, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, outstanding securities, or results of operations of the Company, except as disclosed in the documents referred to in Section 2(g) hereof.

          I. FULL DISCLOSURE. There is no material fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed in writing to the Buyer (including through the publicly filed documents of the Company) that (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or in the earnings, business affairs, properties or assets of the Company or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

          J. ABSENCE OF LITIGATION. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or to the knowledge of the Company or any of its subsidiaries, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or otherwise), properties, or results of operations of the Company and its subsidiaries taken as a whole or the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would have a material adverse effect on the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents.

          K. ABSENCE OF EVENTS OF DEFAULT. No Event of Default, as defined in any agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (as so defined), has occurred and is continuing, which would have a material adverse effect on the Company's financial condition or results of operations.

          L. NO DEFAULT. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property may be bound, and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement or the Preferred Stock, other than the conversion provision thereof, will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under, any material indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it is bound or any statute or the articles of incorporation or by-laws of the Company, or any decree, judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, or its listing agreement with respect to any securities exchange or trading market on which the Common Stock is listed.

          M. PRIOR ISSUES. During the twelve (12) months preceding the date hereof, the Company has not issued any securities pursuant to Regulation S or Regulation D under the Act, except as set forth on Exhibit 3(m).

          4.   CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

          A. TRANSFER RESTRICTIONS. The Buyer acknowledges that (1) the Preferred Stock has not been and is not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

          b. RESTRICTIVE LEGEND. The Buyer acknowledges and agrees that the Preferred Stock, and, until such time as the Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with such Registration Statement, the certificate for the Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Preferred Stock and the shares of Common Stock):

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

          c. REGISTRATION RIGHTS AGREEMENT. The parties hereto agree to enter into the Registration Rights Agreement, in the form attached hereto as ANNEX IV, on or before the Closing Date.

          d. FILINGS. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Preferred Stock to the Buyer as required by United States laws and regulations, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer and its counsel promptly after such filing.

          e. REPORTING STATUS. So long as the Buyer beneficially owns any of the Preferred Stock or Common Stock issued on conversion thereof, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all action under its control to continue the listing and trading of its Common Stock on the Nasdaq Stock Market and will comply in all respects with the Company's reporting, filing and other obligations under the by-laws or rules of the Nasd or Nasdaq.

          f. USE OF PROCEEDS. The Company will use the proceeds from the sale of the

Preferred Stock (excluding amounts paid by the Company for legal fees and finder's fees in connection with the sale of the Preferred Stock) for the repayment of the Company's debt and internal working capital purposes and shall not, directly or indirectly (except in any situation where the Company is acquired by merger or otherwise by a third party) use such proceeds for any loan to or investment in any other corporation, partnership enterprise or other person.

          G. CERTAIN AGREEMENTS. The Company covenants and agrees that it will not (i) enter into any subsequent or further offer or sale of common stock or securities convertible into common stock with any third party until the expiration of the earlier of one hundred eighty (180) days from the effective date of the Registration Statement required to be filed under the Registration Rights Agreement unless the purchaser of such Common Stock or securities enters into an agreement not to sell such Common Stock or securities for a minimum period of one (1) year from the Closing Date or Additional Closing Date, and
(ii) enter into any subsequent or further offer or sale of common stock or securities convertible into Common Stock with any third party until December 31, 1998, without first offering The Tail Wind Ltd. the opportunity (which shall remain open for a period of five business days from the date the Buyer receives notice thereof) to purchase all of such additional securities (in the discretion of the Buyer) on the terms and provisions on which the Company proposes to offer such additional securities to such third party. In the event that the Buyer declines to participate in any such investment, the Company shall provide the Buyer with prompt written notice of the consummation of any such transaction with a third party, specifying the material terms thereof. However, Clauses 4(g)(i) and 4(g)(ii) will not apply to (x) the issuance of securities (other than for cash) in connection with a merger, consolidation, sale of assets, disposition of a business, product or license by the Company, strategic alliance, bank loan or agreement, (y) the issuance of securities in a public offering, securities issued at or above the then current market price (as determined in good faith by the Board of Directors), or the exercise of options, or (z) the exchange of the capital stock of the Company for assets, stock or joint venture interests. This Section 4(g) may be waived by the holders of two-thirds of the outstanding shares of Preferred Stock (whether or not the Buyer shall consent thereto).

          H. ADDITIONAL CLOSING DATE. The Buyer unconditionally and irrevocably agrees to release from escrow an additional $600,000 for the purchase of Preferred Stock on the Additional Closing Date (the "Additional Preferred Stock") (which shall occur not more than five (5) days after the Effective Date), contingent only upon the satisfaction of the following conditions: On the Additional Closing Date (i) the Registration Statement required to be filed under the Registration Rights Agreement is effective, and
(ii) the representations and warranties of the Company contained in Section 3 are true and correct in all material respects, and a certificate of an executive officer of the Company to such effect is delivered, (iii) the Market Price of the Stock for the ten (10) trading days prior to the Additional Closing Date exceeds $1.00 per share, and (iv) the additional financing set forth in (P)9(d) shall have been funded.

          I. WARRANTS. The Company agrees to issue to Buyer within ten (10) days after the Closing Date and the Additional Closing Date, transferable divisible warrants (the "Warrants") to purchase 254,545 shares of Common Stock, and 178,182 shares of Common Stock respectively. Such Warrants shall bear an exercise price per share of Common Stock equal to $1.25, and shall be exercisable commencing January 1, 1998 and for a period of five (5) years thereafter, in the form annexed hereto as Annex VI, together with piggy-back registration rights, and demand registration rights.

          J. PUBLIC ANNOUNCEMENTS. The Company shall not make any public announcements of the transactions contemplated hereunder, except as required by law or under the Registration Rights Agreement without the prior written consent of the Buyer.

          5.   TRANSFER AGENT INSTRUCTIONS.

          a. Promptly following the delivery by the Buyer of the aggregate purchase price for the Preferred Stock in accordance with Section 1(c) hereof, the Company will irrevocably instruct its transfer agent to issue Common Stock from time to time upon conversion of the Preferred Stock in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of the Preferred Stock. The Company warrants that no instruction other than such instructions referred to in this Section 5, the Registration Rights Agreement, and stop transfer instructions to give effect to Section 4(a) hereof prior to registration and sale of the Shares under the 1933 Act will be given by the Company to the transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section 5 shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Shares, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock in such name and in such denominations as specified by the Buyer.

          b. The Company will permit the Buyer to exercise its right to convert the Preferred Stock by telecopying an executed and completed Notice of Conversion in the form annexed hereto to the Company's Transfer Agent, with a copy to the Company and delivering within three business days thereafter, the original Notice of Conversion and the certificate for the Preferred Stock representing the Shares to the Company by express courier. Each date on which a Notice of Conversion is telecopied to and received by the Company (and confirmed via telephonic notice) in accordance with the provisions hereof shall be deemed a Conversion Date. The Company will transmit the certificates representing the shares of Common Stock issuable upon conversion of any Preferred Stock (together with the Preferred Stock representing the Shares not so converted) to the Buyer via express courier, by electronic transfer or otherwise, within five business days after receipt by the Company of the original Notice of Conversion and the certificate for the Preferred Stock representing the Shares to be converted (such fifth day after such receipt by the Company is herein referred to as the "Delivery Date").

          c. The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Delivery Date could result in economic loss to the Buyer. As compensation to the Buyer for such loss, the Company agrees to pay late payments, not exceeding $500,000 in the aggregate, to the Buyer for late issuance of Shares upon Conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond three (3) business days from Delivery Date:

                                                  Late Payment For Each
                                                  $10,000 of Preferred Stock
               No. Business Days Late             Principal Amount Being Converted
               ----------------------             --------------------------------

                         1                                $50
                         2                                $100
                         3                                $150
                         4                                $200
                         5                                $250
                         6                                $300
                         7                                $350
                         8                                $400
                         9                                $450
                         10                               $500
                         >10                              $500 + $100 for each Business
                                                              Day Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit a Buyer's right to pursue actual damages for the Company's failure to issue and delivery Common Stock to the Buyer. Furthermore, in addition to any other remedies which may be available to the Buyer, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within five business days after the Delivery Date, the Buyer will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Buyer shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion (and in such event, the late payments described above shall not be due and payable).

          d. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company (ADTC) Fast Automated Securities Transfer program, upon request of the Buyer and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Buyer thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Buyer by crediting the account of Buyer's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

          6.   DELIVERY INSTRUCTIONS.

          The Preferred Stock shall be delivered by the Company to the Escrow Agent pursuant to Section 1(b) hereof on a delivery against payment basis at the closing.

          7.   CLOSING DATE.


          The date and time of the issuance and sale of the Preferred Stock (the "Closing Date") shall be the later of 12:00 noon, New York time or September 26, 1997 or such other mutually agreed to time, but not later than September 30, 1997 unless waived by the Company. The closing shall occur on the Closing Date at the offices of the Escrow Agent. Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the funds representing the Purchase Price for the Preferred Stock, and the certificates representing the shares of the Preferred Stock only upon satisfaction of the conditions set forth in Section 8 hereof.

          8.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

          The Buyer understands that the Company's obligation to sell the Preferred Stock on the Closing Date and the Additional Preferred Stock on the Additional Closing Date pursuant to this Agreement is conditioned upon:

          a. The receipt and acceptance by the Company of Buyer's agreement, as evidenced by its execution of this Agreement, to purchase at least One Million ($1,000,000.00) Dollars in liquidation value Preferred Stock;

          b. Delivery by the Buyer to the Escrow Agent of good funds as bayment in full of an amount equal to the purchase price for the Preferred Stock or Additional Preferred Stock (as the case may be) in accordance with Section 1(c) hereof;

          c. The accuracy on the Closing Date or Additional Closing Date (as the case may be) of the representations and warranties of the Buyer contained in this Agreement as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date;

          d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

          9.   CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

          The Company understands that the Buyer's obligation to purchase the Preferred Stock on the Closing Date and the Additional Preferred Stock on the Additional Closing Date is conditioned upon:

          a. Acceptance by the Company of this Agreement for the sale of Preferred Stock, as indicated by execution of this Agreement, and Buyer's and Company's execution of the Registration Rights Agreement;

          b. Delivery by the Company to the Escrow Agent of the Preferred stock or Additional Preferred Stock (as the case may be) in accordance with this Agreement;

          c. The accuracy in all material respects on the Closing Date or Additional Closing Date (as the case may be) of the representations and warranties of the Company contained in this Agreement as if made on such date, and the performance by the Company on or before such date (as the case may be) of all covenants and agreements of the Company required to be performed on or before such date, as evidenced by a certificate of an executive officer of the Company; and

          d. The Company shall have received a commitment from a strategic investor acceptable to the Buyer for the purchase of at least $1,000,000 of equity securities of the Company in the form annexed as Exhibit D.


          e. On the Closing Date or Additional Closing Date, the Buyer having received an opinion of counsel for the Company by such date, in form, scope and substance reasonably satisfactory to the Buyer, to the effect set forth in ANNEX III attached hereto.


          10.  GOVERNING LAW:  MISCELLANEOUS.

          This Agreement shall be governed by and interpreted in accordance with the laws of the State of California. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Los Angeles or the state courts of the State of California sitting in the City of Los Angeles in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

          11. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or seven business days after deposit in the United States Postal Service, by (a) advance copy by fax, and (b) mailing by express courier or registered or certified mail with postage an at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.


COMPANY:       CHATCOM, INC.
               9600 Topanga Canyon Boulevard
               Chatsworth, California
               Telecopier No. (818) 882-1424
               ATT:  President

               with a copy to:

               Troy & Gould, Professional Corporation
               1801 Century Park East, 16th Floor
               Los Angeles, California 90067
               Telecopier No. (310-201-4746)

               ATT: Sanford J. Hillsberg, Esq.

PURCHASER:     At the address set forth on the signature page of this Agreement.
ESCROW AGENT:  Krieger & Prager, Esqs.
               319 Fifth Avenue
               New York, New York 10016
               Telecopier No. (212) 213-2077
               ATT:  Samuel M. Krieger, Esq.


          12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each party's representations and warranties shall survive the execution and delivery hereof of this Agreement and the delivery of the Preferred Stock.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer or one of its officers thereunto duly authorized as of the date set forth below.

NUMBER OF SHARES OF PREFERRED STOCK TO BE PURCHASED:

AGGREGATE PURCHASE PRICE OF SUCH PREFERRED STOCK:  $__________

                   SIGNATURE(S) FOR INDIVIDUAL SUBSCRIBER(S)


          IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that he, she or they have executed this Stock Purchase Agreement this ____ day of _________, 1997.



_____________________________           ______________________________
Printed Name                            Signature

_____________________________           ______________________________
Address
Telecopier No. ____________________

                                 SIGNATURES FOR ENTITIES


     IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Stock Purchase Agreement to be duly executed on its behalf this ____ day of _________, 1997.

________________________________        ___________________________________
Address                        Printed Name of Subscriber
________________________________
                               By: ______________________________________
Telecopier No. _________________    (Signature of Authorized Person)
                              ___________________________________________
________________________________   Printed Name and Title
Jurisdiction of Incorporation
or Organization :  ________________
     This Agreement has been accepted as of the date set forth below.

CHATCOM, INC.

By:   _______________________________

Title:   ____________________________
Date:  ______________________________